UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 18, 2006
VALERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-51768 (Commission File Number)	13-4119931 (I.R.S. Employer Identification Number)

7 Clarke Drive, Cranbury, New Jersey (Address of Principal Executive Offices)	08512 (Zip Code)
(609) 235-3000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 18, 2006, Valera Pharmaceuticals, Inc. (“Valera”) entered into a supply agreement (the “Agreement”) with Plantex USA Inc. (“Plantex”) whereby Plantex would supply the Company with the active pharmaceutical ingredient N-Trifluroacetyl-adriamycin-14 valerate, otherwise known as Valrubicin (“API”), in connection with the Valera’s anticipated launch of the product Valstar for the treatment of bladder cancer.
Under the Agreement, Valera will only source API from Plantex in connection with the development, manufacture or sale of, and securing regulatory approval for, Valstar in the United States, its territories and possessions, and Canada (the “Territory”). Subject to certain minimum purchase requirements by Valera, Plantex will manufacture and supply all of Valera’s requirements for API for commercial sale of Valstar in the Territory.
Valera is obligated to use commercially reasonable efforts to obtain regulatory approval in the Territory to manufacture the finished product. Plantex will also be required to obtain and maintain all regulatory approvals necessary for its manufacturing obligations under the Agreement. It is intended that API supplied by Plantex will be shipped to another manufacturer for manufacturing, packaging and labeling of the finished product.
The Agreement will expire ten years after the date of the first commercial sale of Valstar by or on behalf of Valera to an independent third party in the Territory. The Agreement will automatically renew for successive two year periods unless either party provides the other with written notice of its intention not to extend the term of the Agreement at least twelve months before the expiration of the initial term or any renewal term. In addition, the Agreement is subject to termination if: (i) a party commits a breach that has not been cured within thirty days of the notice in the case of a payment default or within ninety days notice in all other cases; (ii) the parties mutually agree to terminate the Agreement; (iii) a party is unable to fully perform its obligations as a result of a force majeure event; (iv) a party becomes involved in bankruptcy proceedings, or if, after receiving written notice; or (v) Valera fails to obtain regulatory approval of supplementary chemistry, manufacturing and control filings necessary for the launch of Valstar prior to June 30, 2007.
The Agreement will be filed as an exhibit at a subsequent date, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERA PHARMACEUTICALS, INC.
Date: May 24, 2006	By:	/s/ Andrew T. Drechsler
Andrew T. Drechsler
Chief Financial Officer